EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 21, 2012, relating to the consolidated financial statements of Wireless Ronin Technologies, Inc., appearing in the Company’s annual report on Form 10-K for the year ended December 31, 2011, and to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ Baker Tilly Virchow Krause, LLP

January 4, 2013

Minneapolis, Minnesota